Exhibit 31.1

Certification of Principal Executive Officer
pursuant to
Exchange Act Rules 13a-14(a) and 15d-14(a),
as adopted pursuant to
Section 302 of the Sarbanes-Oxley Act of 2002

I, Michael Barrett, certify that:

1.	I have reviewed this Amendment No. 1 to the Annual Report of The Rubicon Project, Inc. for the year ended December 31, 2017;

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Signature:	/s/ Michael Barrett
Michael Barrett President and Chief Executive Officer (Principal Executive Officer)
Date: April 30, 2018